EXHIBIT A

                                              CSW International, Inc.
                                           Investments in Project Parents
                                        For the Quarter Ended March 31, 1999
                                                    (thousands)


                                              Project                    Wholly Owned
            Facility                          Parent                     Subsidiary Of             Description           Investment
-------------------------------------------   ------------------------   ---------------------   ----------------------  -----------

Energia Internacional de CSW de S.A de C.V.   CSW International, Inc.    Central and South West   Early Adoption of
                                                                           Corp.                    SOP 98-5                 $ (39)

Empresa de Electricidade Vale de              CSW Vale, LLC              CSW International, Inc.  Amortization of
  Paranapanema S.A.                                                        (Cayman)                 Development Costs           (78)

South Coast Power Limited                     CSWI Europe                CSW International, Inc.  Investment/Development
                                                                                                   Costs                    (5,756)